SUB-ITEM 77Q1(a)(i)

                        INVESCO MONEY MARKET FUNDS, INC.

                            CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

            INVESCO Money Market Funds, Inc., a Maryland corporation registered as an open-end company under the Investment Company Act of 1940, hereby certifies to the State Department of Assessments and Taxation of Maryland ("SDAT")that:

            FIRST: The title of the document being corrected is Articles of Amendment (the "Articles").

            SECOND:  The Articles were filed with SDAT on December 2, 1999.

            THIRD: The provisions of the Articles which are to be corrected are as set forth on Exhibit A attached hereto.

            FOURTH: The corrected provisions of the Articles are as set forth on Exhibit B and C attached hereto.

            The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and states, as to all matters and facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

      IN WITNESS WHEREOF, I have signed this Certificate of Correction, and I acknowledge the same to be my act on this 1st day of November, 2000.

ATTEST:                                   INVESCO MONEY MARKET FUNDS, INC.



/s/ William J. Galvin, Jr.                By:/s/ Mark H. Williamson (SEAL)
--------------------------                   -----------------------------
William J. Galvin, Jr.                       Mark H. Williamson
Assistant Secretary                          President


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

                                    EXHIBIT A

                              ARTICLES OF AMENDMENT

                                     TO THE

                            ARTICLES OF INCORPORATION

                                       OF

                        INVESCO MONEY MARKET FUNDS, INC.

      INVESCO Money Market Funds, Inc., a corporation organized and existing under the General Corporation Law of the State of Maryland (the "Company"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Prior to this amendment, the aggregate number of shares which the Company had the authority to issue was ten billion (10,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of one hundred million dollars ($100,000,000). Pursuant to the power granted to the board of directors, Article III, Section 1 of the Articles of Incorporation of the Company is hereby amended as follows:

                                  ARTICLE III

                                CAPITALIZATION

      Section 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is fifteen billion (15,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of one hundred and fifty million dollars ($150,000,000). Such stock may be issued as full shares or as fractional shares.

      In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designates three series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:

Fund Name & Class                                               Allocated Shares
INVESCO Cash Reserves Fund-Investor Class             Five billion shares (5,000,000,000)
INVESCO Cash Reserves Fund-Class C                    Five billion shares (5,000,000,000)
INVESCO Tax-Free Money Fund-Investor Class            One billion shares (1,000,000,000)
INVESCO U.S. Government Money Fund-Investor Class     One billion shares (1,000,000,000)

      Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland General Corporation Law.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company. The information required by Section 2-607, subsection (b)(2)(i) of the General Corporation Law of Maryland was not changed by these Articles of Amendment.

      THIRD: The provisions set forth in these Articles of Amendment were approved by a majority of the entire board of directors of the Company, in accordance with the requirements of Section 2-607 of the General Corporation Law of Maryland.

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
      The undersigned President of the Company, who is executing on behalf of the Company these Articles of Amendment, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.





















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

                                    EXHIBIT B

                        INVESCO MONEY MARKET FUNDS, INC.

                              ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

            FIRST: Article III of the charter of INVESCO Money Market Funds, Inc., a Maryland corporation registered as an open-end company under the Investment Company Act of 1940 (the "Corporation"), is hereby amended by (i) deleting the existing first sentence of the second paragraph of Article III in its entirety and substituting in lieu thereof a new sentence to read as follows:

                  In the  exercise  of  the  powers  granted  to  the  board  of directors pursuant to Section 3 of this Article III, the board of directors designates three classes of shares of common stock of the corporation, with one or more classes or series of common stock for each series, designated as (i) INVESCO Cash Reserves Fund-Investor Class, (ii) INVESCO Tax-Free Money Fund-Investor Class and (iii) INVESCO U.S. Government Money Fund-Investor Class.

and (ii) changing certain words in the existing second sentence of Article III as follows:

            a. "INVESCO U.S. Government Money Fund" changed to "INVESCO U.S. Government Money Fund-Investor Class";

            b. "INVESCO Tax-Free Money Fund" changed to "INVESCO Tax-Free Money Fund-Investor Class"; and

            c. "INVESCO Cash Reserves Fund" changed to "INVESCO Cash Reserves Fund-Investor Class".

            SECOND: The amendments to the charter of the Corporation as set forth above have been duly approved by at least a majority of the entire Board of Directors of the Corporation, without action by the stockholders of the Corporation, pursuant to Section 2-605 (a) (1) of the Maryland General Corporation Law.

            THIRD: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.






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

                                    EXHIBIT C

                        INVESCO MONEY MARKET FUNDS, INC.

                             ARTICLES SUPPLEMENTARY

            INVESCO Money Market Funds, Inc., a Maryland corporation registered as an open-end company under the Investment Company Act of 1940 (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

            FIRST: The total number of shares of stock that the Corporation has the authority to issue is increased by 5,000,000,000 shares to 15,000,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and 5,000,000,000 shares of Common Stock are classified and designated as INVESCO Cash Reserves Fund-Class C shares, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption as set forth in the provisions of the charter of the Corporation relating to the shares of stock of the Corporation generally. The shares of stock of the Corporation consist of the following classes and series:

INVESCO Cash Reserves Fund-Investor Class       - 5,000,000,000 shares
INVESCO Cash Reserves Fund-Class C              - 5,000,000,000 shares
INVESCO Tax-Free Money-Investor Class           - 1,000,000,000 shares
INVESCO U.S. Government Money
   Fund-Investor Class                          - 1,000,000,000 shares

            SECOND: Immediately prior to the increase of shares as set forth above, the total number of shares of stock of each of the classes and series that the Corporation had authority to issue was as follows:

INVESCO Cash Reserves Fund-Investor Class       - 5,000,000,000 shares
INVESCO Tax-Free Money Fund-Investor Class - 1,000,000,000 shares INVESCO U.S. Government Money
   Fund-Investor Class                          - 1,000,000,000 shares

            The  total  number  of  shares  of stock  that the  Corporation  had authority to issue immediately prior to this increase in stock was 10,000,000,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all shares of all classes and series of stock which the Corporation had authority to issue was $100,000,000.

            The total number of shares of stock that the Corporation has authority to issue pursuant to this increase in stock is 15,000,000,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all shares of all classes and series of stock which the Corporation has authority to issue is $150,000,000.






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
            THIRD: The increase and reclassification of shares, as set forth in these Articles Supplementary, have been approved by the Board of Directors of the Corporation under the authority contained in the charter of the Corporation in accordance with Sections 2-105(c) and 2-208 of the Maryland General Corporation Law.

             The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.





















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